Exhibit 99.1

Pegasystems Announces Financial Results for Third Quarter and First Nine Months of 2011

Anticipates FY 2012 revenue to exceed $500 million

CAMBRIDGE, Mass. – November 9, 2011 – Pegasystems Inc. (NASDAQ: PEGA) today announced financial results for the third quarter and nine months ended September 30, 2011. GAAP revenue for the third quarter of 2011 increased 6% to $95.5 million compared to the third quarter of 2010. GAAP net income for the third quarter of 2011 was $5 million, or $0.13 per diluted share, compared to GAAP net income of $3.1 million, or $0.08 per diluted share, for the third quarter of 2010. Non-GAAP net income for the third quarter of 2011 was $6 million, or $0.15 per diluted share, compared to Non-GAAP net income of $9.9 million, or $0.26 per diluted share, for the third quarter of 2010.

SELECTED GAAP & NON-GAAP RESULTS (1)

	Three Months Ended September 30,
	2011	2011	2010	2010
($ in ‘000s)	GAAP	Non-GAAP	GAAP	Non-GAAP
Total revenue	$95,503	$96,291	$90,016	$95,433
Operating (loss) income	$(2,008)	$4,502	$1,943	$12,282
Net income	$4,959	$6,020	$3,139	$9,891
Basic earnings per share	$0.13	$0.16	$0.08	$0.27
Diluted earnings per share	$0.13	$0.15	$0.08	$0.26

	Nine Months Ended September 30,
	2011	2011	2010	2010
($ in ‘000s)	GAAP	Non-GAAP	GAAP	Non-GAAP

Total revenue	$301,381	$304,869	$247,346	$256,356
Operating income	$6,790	$26,899	$1,365	$31,920
Net income (loss)	$11,963	$21,943	$(1,198)	$19,854
Basic earnings (loss) per share	$0.32	$0.59	$(0.03)	$0.54
Diluted earnings (loss) per share	$0.31	$0.56	$(0.03)	$0.51

(1)	See a reconciliation of our GAAP to Non-GAAP measures contained in the financial schedules at the end of this release.

Business Perspective

“We continue to see our core value propositions resonating strongly with clients, prospects, and partners,” said Alan Trefler, Founder and CEO of Pegasystems. “Significant Q3 customer wins included a major electronics manufacturing services company, the distribution unit of a top entertainment organization, as well as increased adoption at global leaders in banking, healthcare and insurance.”

“In the third quarter, we expanded our industry-leading customer service, dynamic case management, and cloud solutions. We were also recognized as a ‘Top Service Provider’ by the leading mortgage banking publication. Premier partner organizations have significantly increased their executive-level commitment, bolstering our ability to meet client needs as well as generating significant year-over-year growth in our number of partner-sourced deals.”

“While our business can be lumpy from quarter to quarter, the activity level remains intense and both our direct and partner sourced pipelines are at record levels. We plan to continue to invest in sales capacity and market-leading products, with a goal of breaking through a half-billion dollars in revenue for 2012,” concluded Mr. Trefler.

Craig Dynes, Pegasystems’ CFO, added, “While license signings for Q3, 2011 were lower compared to Q3, 2010, year to date, our new license signings are up significantly from the same period last year despite the slow economy. Based on license signings to date and our pipeline, we see the license mix shifting in favor of term licenses versus perpetual licenses. Since we recognize term license revenue over the 3 to 5 year term, this shift will have the effect of deferring more revenue into future periods.”

“Accordingly, we now expect revenue for 2011 to be approximately $405 million on a GAAP basis, $410 million on a Non-GAAP basis, and to exceed $500 million on a GAAP basis for 2012. This is preliminary, revenue only, guidance for 2012 that will be refined when we are able to evaluate business conditions at the end of 2011. There should be no meaningful difference between GAAP and Non-GAAP revenue for 2012 because of small remaining Non-GAAP business combination adjustments for the acquired deferred revenue from our 2010 Chordiant acquisition. We estimate that our GAAP diluted earnings per share will be approximately $0.15 per share for 2011 and $0.61 per share on a Non-GAAP basis.”

Messrs. Trefler and Dynes will host a conference call and live Webcast associated with this announcement at 6:00 p.m. EST on November 9, 2011. Dial-in information is as follows: 1 (877) 348-9349 (domestic) or 1 (678) 809-1046 (international). To listen to the Webcast log onto www.pega.com at least 5 minutes prior to the event’s broadcast and click on the Webcast icon in the Investor Relations section. A replay of the call will also be available on www.pega.com in the Investor Relations section Audio Archives link.

Discussion of Non-GAAP Measures

To supplement financial results presented on a GAAP basis, the Company provides Non-GAAP measures, including in this release. Pegasystems’ management utilizes a number of different financial measures, both GAAP and Non-GAAP, in analyzing and assessing the overall performance of the business, for making operating decisions, and for forecasting and planning for future periods. The Company’s annual financial plan is prepared both on a GAAP and Non-GAAP basis, and the Non-GAAP annual financial plan is approved by our board of directors. In addition and as a consequence of the importance of these measures in managing the business, the Company uses Non-GAAP measures and results in the evaluation process to establish management’s compensation.

The Non-GAAP measures exclude certain business combination accounting entries and expenses related to our acquisition of Chordiant, as well as other significant expenses including stock-based compensation. The Company believes that these Non-GAAP measures are helpful in understanding our past financial performance and our anticipated future results. These Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. A reconciliation of the Company’s GAAP to Non-GAAP measures is included in the financial schedules at the end of the release.

Forward-Looking Statements

Certain statements contained in this press release may be construed as “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995, including those relating to our revenue, earnings per share and the mix of term versus perpetual licenses. The words “anticipate,” “project,” “expect,” “plan,” “intend,” “believe,” “estimate,” “should”, “target,” “forecast,” “could,” “preliminary,” “guidance” and similar expressions, among others, identify forward-looking statements, which speak only as of the date the statement was made. These statements are based on current expectations and assumptions and involve various risks and uncertainties, which could cause the Company’s actual results to differ from those expressed in such forward-looking statements. These risks and uncertainties include, among others, variation in demand for our products and services and the difficulty in predicting the completion of product acceptance and other factors affecting the timing of our license revenue recognition, the mix of perpetual and term licenses and the level of term license renewals, our ability to develop new products and evolve existing ones, the ongoing consolidation in the financial services and healthcare markets, our ability to attract and retain key personnel, reliance on key third party relationships, the potential loss of vendor specific objective evidence for our professional services, and management of the Company’s growth. Further information regarding these and other factors which could cause the Company’s actual results to differ materially from any forward-looking statements contained in this press release is contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 and other recent filings with the Securities and Exchange Commission. The forward-looking statements contained in this press release represent the Company’s views as of November 9, 2011. Investors are cautioned not to place undue reliance on such forward-looking statements and there are no assurances that the matters contained in such statements will be achieved. Although subsequent events may cause the Company’s view to change, the Company does not undertake and specifically disclaims any obligation to publicly update or revise these forward-looking statements whether as the result of new information, future events or otherwise. The statements should therefore not be relied upon as representing the Company’s view as of any date subsequent to November 9, 2011.

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About Pegasystems

Pegasystems, the leader in business process management and software for customer centricity, helps organizations enhance customer loyalty, generate new business, and improve productivity. Our patented Build for Change® technology speeds the delivery of critical business solutions by directly capturing business objectives and eliminating manual programming. Pegasystems enables clients to quickly adapt to changing business conditions in order to outperform the competition. For more information, please visit us at www.pega.com.

For Information, contact:

Craig Dynes, Chief Financial Officer

617-866-6020

CDynes@pega.com

All trademarks are the property of their respective owners.

The information contained in this press release is not a commitment, promise, or legal obligation to deliver any material, code or functionality. The development, release and timing of any features or functionality described remains at the sole discretion of Pegasystems. Pegasystems specifically disclaims any liability with respect to this information.

Pegasystems Inc.

Unaudited Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
Revenue:
Software license	$25,346	$33,889	$93,453	$92,432
Maintenance	29,971	23,418	85,713	58,892
Professional services	40,186	32,709	122,215	96,022

Total revenue	95,503	90,016	301,381	247,346

Cost of revenue:
Cost of software license	1,637	1,571	4,942	2,711
Cost of maintenance	2,980	3,187	9,614	7,839
Cost of professional services	37,194	30,232	107,668	82,136

Total cost of revenue (1)	41,811	34,990	122,224	92,686

Gross profit	53,692	55,026	179,157	154,660

Operating expenses:
Selling and marketing	32,463	31,199	103,707	82,988
Research and development	16,218	14,924	47,047	40,560
General and administrative	7,222	6,442	21,193	18,246
Acquisition-related costs	—	111	482	5,014
Restructuring costs	(203)	407	(62)	6,487

Total operating expenses (1)	55,700	53,083	172,367	153,295

(Loss) income from operations	(2,008)	1,943	6,790	1,365
Foreign currency transaction (loss) gain	(1,049)	1,513	140	(4,103)
Interest income, net	102	180	279	916
Other income, net	504	572	365	814

(Loss) income before (benefit) provision for income taxes	(2,451)	4,208	7,574	(1,008)
(Benefit) provision for income taxes	(7,410)	1,069	(4,389)	190

Net income (loss)	$4,959	$3,139	$11,963	$(1,198)

Net earnings (loss) per share:
Basic	$0.13	$0.08	$0.32	$(0.03)

Diluted	$0.13	$0.08	$0.31	$(0.03)

Weighted-average number of common shares outstanding:
Basic	37,588	36,996	37,425	37,008
Diluted	38,930	38,534	38,864	37,008
Dividends per share	$0.03	$0.03	$0.09	$0.09

(1) Includes stock-based compensation as follows:
Cost of revenue	$659	$447	$2,009	$1,328
Operating expenses	$1,663	$1,134	$4,713	$3,885

PEGASYSTEMS INC.

RECONCILIATION OF SELECTED GAAP TO NON-GAAP MEASURES (1)

($ in thousands, except per share data)

	Three Months Ended
	September 30,
	2011	2010
TOTAL REVENUE - GAAP	$95,503	$90,016

Adjustments	788	5,417

TOTAL REVENUE - Non-GAAP	$96,291	$95,433

TOTAL COST OF REVENUE - GAAP	$41,811	$34,990
Amortization of intangible assets (2)	(1,571)	(1,550)
Stock-based compensation	(659)	(447)
Depreciation & rent (3)	(230)	—

Total adjustments	(2,460)	(1,997)

TOTAL COST OF REVENUE - Non-GAAP	$39,351	$32,993

TOTAL OPERATING EXPENSES - GAAP	$55,700	$53,083
Amortization of intangible assets (2)	(1,237)	(1,273)
Stock-based compensation	(1,663)	(1,134)
Acquisition-related costs	—	(111)
Restructuring costs	203	(407)
Depreciation & rent (3)	(565)	—

Total adjustments	(3,262)	(2,925)

TOTAL OPERATING EXPENSES - Non-GAAP	$52,438	$50,158

(LOSS) INCOME FROM OPERATIONS - GAAP	$(2,008)	$1,943
Revenue adjustments	788	5,417
Cost of revenue adjustments	2,460	1,997
Operating expense adjustments	3,262	2,925

Total adjustments	6,510	10,339

INCOME FROM OPERATIONS - Non-GAAP	$4,502	$12,282

OPERATING MARGIN % - GAAP	-2.10%	2.16%
OPERATING MARGIN % - Non-GAAP	4.68%	12.87%

INCOME TAX EFFECTS - GAAP	$(7,410)	$1,069

Adjustments (4)	5,449	3,587

INCOME TAX EFFECTS - Non-GAAP	$(1,961)	$4,656

NET INCOME - GAAP	$4,959	$3,139

Adjustments	1,061	6,752

NET INCOME - Non-GAAP	$6,020	$9,891

NET EARNINGS PER SHARE:
BASIC - GAAP	$0.13	$0.08
BASIC - Non-GAAP	$0.16	$0.27

DILUTED - GAAP	$0.13	$0.08
DILUTED - Non-GAAP	$0.15	$0.26

WEIGHTED-AVERAGE NUMBER OF COMMON SHARES OUTSTANDING - GAAP
BASIC	37,588	36,996
DILUTED	38,930	38,534

PEGASYSTEMS INC.

RECONCILIATION OF SELECTED GAAP TO NON-GAAP MEASURES (1)

($ in thousands, except per share data)

	Nine Months Ended
	September 30,
	2011	2010
TOTAL REVENUE - GAAP	$301,381	$247,346

Adjustments	3,488	9,010

TOTAL REVENUE - Non-GAAP	$304,869	$256,356

TOTAL COST OF REVENUE - GAAP	$122,224	$92,686
Amortization of intangible assets (2)	(4,713)	(2,660)
Stock-based compensation	(2,009)	(1,328)
Depreciation & rent (3)	(281)	—

Total adjustments	(7,003)	(3,988)

TOTAL COST OF REVENUE - Non-GAAP	$115,221	$88,698

TOTAL OPERATING EXPENSES - GAAP	$172,367	$153,295
Amortization of intangible assets (2)	(3,794)	(2,171)
Stock-based compensation	(4,713)	(3,885)
Acquisition-related costs	(482)	(5,014)
Restructuring costs	62	(6,487)
Depreciation & rent (3)	(691)	—

Total adjustments	(9,618)	(17,557)

TOTAL OPERATING EXPENSES - Non-GAAP	$162,749	$135,738

INCOME FROM OPERATIONS - GAAP	$6,790	$1,365
Revenue adjustments	3,488	9,010
Cost of revenue adjustments	7,003	3,988
Operating expense adjustments	9,618	17,557

Total adjustments	20,109	30,555

INCOME FROM OPERATIONS - Non-GAAP	$26,899	$31,920

OPERATING MARGIN % - GAAP	2.25%	0.55%
OPERATING MARGIN % - Non-GAAP	8.82%	12.45%

INCOME TAX EFFECTS - GAAP	$(4,389)	$190

Adjustments (4)	10,129	9,503

INCOME TAX EFFECTS - Non-GAAP	$5,740	$9,693

NET INCOME (LOSS) - GAAP	$11,963	$(1,198)

Adjustments	9,980	21,052

NET INCOME - Non-GAAP	$21,943	$19,854

NET EARNINGS (LOSS) PER SHARE:
BASIC - GAAP	$0.32	$(0.03)
BASIC - Non-GAAP	$0.59	$0.54

DILUTED - GAAP	$0.31	$(0.03)
DILUTED - Non-GAAP	$0.56	$0.51

WEIGHTED-AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
BASIC - GAAP	37,425	37,008
BASIC - Non-GAAP	37,425	37,008

DILUTED - GAAP	38,864	37,008
DILUTED - Non-GAAP (5)	38,864	38,690

PEGASYSTEMS INC.

FOOTNOTES FOR RECONCILIATON OF

SELECTED GAAP MEASURES TO NON-GAAP MEASURES

(1)	This presentation includes Non-GAAP measures. Our Non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations on the usefulness of these measures see disclosure under Discussion of Non-GAAP Measures included earlier in this release and below. Our Non-GAAP financial measures reflect adjustments based on the following items, as well as the related income tax effects:

Revenue: Business combination accounting rules require that we determine the fair value of the deferred revenue liability for contractual obligations assumed from Chordiant. In post-acquisition reporting periods, we recognize revenue for the fair value of these contracts, when all the revenue recognition criteria are satisfied, instead of the revenue that would have been recognized by Chordiant as an independent company. We add back the effect of the deferred revenue fair value adjustment in Non-GAAP revenue to reflect the full amount of these revenues to provide a more complete comparison with the revenue of peer companies.

Amortization of intangible assets: We have excluded the effect of amortization of intangible assets acquired from Chordiant from our Non-GAAP operating expenses and net earnings measures. Amortization of intangible assets is inconsistent in amount and frequency and is significantly affected by the timing and size of our acquisitions. Investors should note that the use of intangible assets contributed to our revenues earned during the periods presented and will contribute to our future period revenues as well. Amortization of intangible assets will recur in future periods.

Stock-based compensation expenses: We have excluded the effect of stock-based compensation expenses from our Non-GAAP operating expenses and net earnings measures. Although stock-based compensation is a key incentive offered to our employees, and we believe such compensation contributed to the revenues earned during the periods presented and also believe it will contribute to the generation of future period revenues, we continue to evaluate our business performance excluding stock-based compensation expense.

Acquisition-related costs and restructuring costs: We have excluded the effect of acquisition-related costs and restructuring costs from our Non-GAAP operating expenses and net earnings measures. We incurred direct and incremental costs associated with the Chordiant acquisition. These acquisition-related costs were primarily due diligence costs, advisory and legal transaction fees, and valuation and tax consulting fees. We have also incurred restructuring costs related to the integration of the acquisition, which we generally would not have otherwise incurred in the periods presented as a part of our continuing operations. Restructuring costs consist of employee severance and other exit costs. We believe it is useful for investors to understand the effects of these items on our total operating expenses.

(2)	Estimated future annual amortization expense related to intangible assets as of September 30, 2011 is as follows:

Remainder of Fiscal 2011	$2,808
Fiscal 2012	11,137
Fiscal 2013	11,095
Fiscal 2014	9,489
Fiscal 2015	8,688
Fiscal 2016 and thereafter	28,960

Total intangible assets subject to amortization	$72,177

(3)	As a result of our entering into a lease arrangement in June 2011 for our new office headquarters in Cambridge, Massachusetts, we expect to cease the use of our current offices in Cambridge, Massachusetts by the end second quarter of 2012 and abandon certain leasehold improvements and furniture and fixtures. Accordingly, in June 2011 we revised the remaining useful lives of these fixed assets and recorded incremental depreciation expense of $0.4 million during the third quarter of 2011 and $0.6 million during the first nine months of 2011 as a result of this change in estimate. We expect to record approximately $0.4 million of additional depreciation expense per quarter through the second quarter of 2012. In addition, we recorded rent expense of $0.4 million associated with our new office headquarters during the third quarter and first nine months of 2011. We believe the incremental depreciation and duplicate rent expense for existing and new office headquarters as a result of our moving our headquarters is not representative of our ongoing business.

(4)	We account for income taxes at each interim period using our estimated annual effective tax rate. We expect we will have an overall tax benefit for 2011. During the third quarter of 2011, we recorded a $2.4 million reduction in unrecognized tax benefits and a corresponding reduction in income tax expense related to tax positions of prior years for which the statute of limitations has expired. As a result of our estimated annual effective tax rate benefit and the $2.4 million of discrete items recorded as a reduction of tax expense in the quarter, we recorded a net tax benefit of approximately $7.4 million during the third quarter of 2011.

The differences between our GAAP and Non-GAAP effective tax rates in the third quarter and first nine months of 2011 were primarily due to the impact of higher Non-GAAP income before taxes. The differences between our GAAP and Non-GAAP tax rates in the third quarter and first nine months of 2010 were primarily due to the impact of allowable acquisition-related deductions for income tax purposes.

(5)	The diluted weighted-average common shares used for the calculation of Non-GAAP diluted earnings per share for the first nine months of 2010 include the dilutive effect of outstanding options, restricted stock units, and warrants, and the average market price of our common stock during the applicable periods using the treasury stock method.

Pegasystems Inc.

Unaudited Condensed Consolidated Balance Sheets

	As of September 30, 2011	As of December 31, 2010
	(in thousands)
Current Assets:
Cash and cash equivalents	$51,603	$71,127
Marketable securities	46,671	16,124

Total cash, cash equivalents, and marketable securities	98,274	87,251
Trade accounts receivable, net	79,121	79,896
Deferred income taxes	4,820	4,770
Income taxes receivable	21,272	9,266
Other current assets	7,680	7,473

Total current assets	211,167	188,656
Property and equipment, net	11,601	11,010
Long-term deferred income taxes	32,673	33,769
Other assets	1,991	2,905
Intangible assets, net	72,177	80,684
Goodwill	20,451	20,451

Total assets	$350,060	$337,475

Current liabilities:
Accounts payable	$6,001	$6,286
Accrued expenses	19,959	24,736
Accrued compensation and related expenses	23,243	27,125
Deferred revenue	67,316	56,903

Total current liabilities	116,519	115,050
Income taxes payable	2,380	5,783
Long-term deferred revenue	15,722	17,751
Other long-term liabilities	3,674	3,221

Total liabilities	138,295	141,805
Stockholders’ equity:	211,765	195,670

Total liabilities and stockholders’ equity	$350,060	$337,475

Pegasystems Inc.

Unaudited Condensed Consolidated Statements of Cash Flows

	Nine Months Ended
	September 30,
	2011	2010
	(in thousands)
Operating activities:
Net income (loss)	$11,963	$(1,198)
Adjustments to reconcile net income (loss) to cash provided by operating activities:
Excess tax benefit from equity awards and deferred income taxes	(5,536)	(7,544)
Depreciation, amortization, and other non-cash items	13,176	7,684
Foreign currency transaction loss	624	3,775
Stock-based compensation expense	6,722	5,213
Change in operating assets and liabilities, and other, net	(7,302)	(17,436)

Cash provided by (used in) operating activities	19,647	(9,506)

Cash (used in) provided by investing activities	(36,011)	8,725

Cash used in financing activities	(3,521)	(6,919)

Effect of exchange rate changes on cash and cash equivalents	361	(3,380)

Net decrease in cash and cash equivalents	(19,524)	(11,080)
Cash and cash equivalents, beginning of period	71,127	63,857

Cash and cash equivalents, end of period	$51,603	$52,777

Updated FY 2011 Reconciliation of Forward-Looking Guidance

($ in 000’s, except per share amounts)	Fiscal Year 2011
Revenue Guidance - GAAP basis	$405,000
Adjustment to exclude deferred revenue fair value adjustment	5,000

Revenue Guidance - Non-GAAP basis	$410,000

Diluted EPS - GAAP basis	$0.15

Adjustment to exclude deferred revenue fair value adjustment, net of tax	0.08
Adjustment to exclude amortization of intangible assets, net of tax	0.18
Adjustment to exclude stock-based compensation, net of tax	0.16
Adjustment to exclude acquisition-related and restructuring costs, net of tax	0.01
Adjustment to exclude depreciation and rent expense, net of tax	0.03

Diluted EPS - Non-GAAP basis	$0.61